Exhibit 24.7

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Lionel Reilly or Neal Soderquist, or either of them, attorney for me and in my name and on my behalf (i) to sign the Annual Report on Form 10-K of PROFESSIONAL VETERINARY PRODUCTS, LTD. for the fiscal year ended July 31, 2007, and any such amendment thereto, to be filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, (ii) to file the Annual Report on Form 10-K, any amendment thereto, and all exhibits and documents required in connection therewith the SEC, and (iii) generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of October, 2007.

/s/ A. Donald Janezic, Jr.
A. Donald Janezic, Jr.

STATE OF CONNECTICUT	)
	)	ss.
COUNTY OF FAIRFIELD	)

On this 17th day of October, 2007, before me, a Notary public qualified for said County, personally came A. Donald Janezic, Jr., known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.

/s/ Elizabeth Keily
Notary Public
My commission expires:

October 31, 2007